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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                              Sonic Foundry, Inc.
                             -------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Maryland                                                   39-1783372
--------------------------------------------------------------------------------
(State of incorporation                                      (I.R.S. Employer
or organization)                                             Identification No.)

754 Williamson Street, Madison WI                                   53703
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(Address of principal executive offices)                          (zip code)


If this Form relates to the               If this Form relates to the
registration of a class of                registration of a class of securities
securities pursuant to Section            pursuant to Section 12(g) of the
12(b) of the Exchange Act and is          Exchange Act and is effective pursuant
effective pursuant to General             to General Instruction A(d) check the
Instruction A(c), check the               following box. [_]
following box. [X]

Securities Act registration statement file number to which this form relates:
333-46005

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class to                     Name of each exchange on which
       be so registered                         each class is to be registered

     Common Stock $0.01 par value               American Stock Exchange, Inc.
     ----------------------------               -----------------------------
      (Title of class)

     Redeemable Common Stock Purchase Warrants  American Stock Exchange, Inc.
     -----------------------------------------  -----------------------------
      (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:  None
                                                                 ------------
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Item 1. Description of Registrant's Securities to be Registered.

     A description of the Common Stock and Redeemable Common Stock Purchase Warrants to be registered hereunder is contained in the section entitled "Description of Securities," commencing at page 52 of the Prospectus included in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2,
No. 333-46005, filed with the Securities and Exchange Commission (the "Commission") on March 24, 1998 and is incorporated herein by reference.

Item 2. Exhibits.

     None.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       SONIC FOUNDRY, INC.
                                       (Registrant)



Date: March 30, 1998                   By: /s/ Rimas P. Buinevicius
                                           ---------------------------
                                               Rimas P. Buinevicius
                                               Chief Executive Officer